Exhibit 99.1

News Release

	Contact:	Tim Paynter (Media)
703-280-2720 (office)
timothy.paynter@ngc.com

	Contact:	Todd Ernst (Investors)
703-280-4535 (office)
todd.ernst@ngc.com

Northrop Grumman Completes Sale of IT Services Business to Veritas Capital for $3.4 Billion

Divestiture strengthens the company’s focus on growing its core businesses and creates value through portfolio management

FALLS CHURCH, Va. – Feb. 1, 2021 – Northrop Grumman Corporation (NYSE: NOC) has closed the sale of its IT services business to Peraton, an affiliate of Veritas, for $3.4 billion in cash.
Northrop Grumman expects to use the sale proceeds primarily for share repurchases, to offset dilution from the transaction, and for debt retirement. As noted on the company’s January 28, 2021 earnings call, neither the book gain nor various fees associated with this transaction are included in its 2021 financial guidance.

Northrop Grumman solves the toughest problems in space, aeronautics, defense and cyberspace to meet the ever evolving needs of our customers worldwide. Our 97,000 employees define possible every day using science, technology and engineering to create and deliver advanced systems, products and services.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements. Forward-looking statements include, among other things, statements relating to the expected benefits of the sale of the

Northrop Grumman Corporation
2980 Fairview Park Drive Falls Church, VA 22042-4511
news.northropgrumman.com

business and use of sale proceeds. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to: those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2020 and from time to time in our other filings with the Securities and Exchange Commission; the risk that the sale may not achieve the expected benefits or that the sale proceeds will not be used for their intended purposes; the possibility of business disruption following the sale; the risk that management time may be diverted on sale-related issues; the reaction of customers and other third parties to the sale and related transactions and post-closing arrangements; and other events or circumstances that could adversely impact the sale and related transactions, including the ongoing COVID-19 pandemic and other industry, political or economic conditions outside of our control. You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date when made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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Northrop Grumman Corporation
2980 Fairview Park Drive Falls Church, VA 22042-4511
news.northropgrumman.com